Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report: (Date of earliest event reported): June 7, 1999
                                                   ------------


                                MORO CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       0-26828                51-0338736
------------------------------         ------------         -------------------
      (State or other                  (Commission            (IRS Employer
jurisdiction of incorporation)         File Number)         Identification No.)


                             Bala Pointe, Suite 240
                           111 Presidential Boulevard
                              Bala Cynwyd, PA 19004
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (610) 667-9050
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                     Food Court Entertainment Network, Inc.
                        220 East 42nd Street, 16th Floor
                               New York, NY 10017
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 3. Bankruptcy or Receivership.

     On May 7, 1999, the United States Bankruptcy Court for the District of Delaware (the "Court") confirmed the First Modified Chapter 11 Plan of Reorganization, dated March 9, 1999 (the "Plan") of Food Court Entertainment Network, Inc. (the "Debtor"). The following summary of the Plan omits certain information set forth in the Plan. Any statements contained herein concerning the Plan are not necessarily complete, and in each such instance, reference is made to the Plan, a copy of which is filed herewith as Exhibit 2.1. Each such statement is qualified in its entirety by such reference. All capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Plan.

     The Plan generally provides for the following: Each Holder of an Allowed General Administrative Claim, an Allowed Professional Administrative Claim, an Allowed Tax Claim and, an Allowed Priority Claim will be paid, in cash, an amount equal to the Allowed amount of each such Claim. Each Holder of an Allowed General Unsecured Claim will receive a Pro Rata Share of, (i) the Debtor's Cash remaining after payment in full of all Allowed Administrative, Tax and Priority Claims, (ii) any net recoveries from Avoidance Claims, (iii) the Promissory Note of the Reorganized Debtor in the amount of $50,000, bearing interest at the rate of five percent (5%) per year, payable in full on May 18, 2000, and (iv) shares aggregating five percent (5%) of the issued and outstanding shares of Common Stock, par value $.001 per share, of the Reorganized Debtor (the "New Common Stock").

     All equity interests in the Debtor, including all Class A Common Stock, Class A Warrants, Class B Common Stock, Class B Warrants and rights under any employee or director stock option plans and any other options or warrants (collectively defined in the Plan as "Interests") in the Debtor have been canceled. The Reorganized Debtor will, pursuant to the Plan, issue shares of New Common Stock, as follows:

         David W. and Jacqueline J. Menard                   4,250,000

         Disbursing Agent for the benefit of
           Holders of Allowed Interests                        500,000

         Disbursing Agent for the benefit of
           Holders of Allowed Unsecured Claims                 250,000

         Total Shares Outstanding after effect of
           the Plan                                          5,000,000
                                                             =========

In connection with the Plan and in exchange for 85% of the New Common Stock, David W. Menard has delivered to the Reorganized Debtor the sum of $50,000.

     All of the members of the Board of Directors and executive officers of Debtor have resigned and David W. Menard will be the Reorganized Debtor's sole director and officer.

     The Reorganized Debtor, through a Certificate of Amendment to its Amended and Restated Certificate of Incorporation filed on June 7, 1999 with the Secretary of State for the State of Delaware, has changed its (i) capital structure as outlined above and (ii) name from Food Court Entertainment Network, Inc. to Moro Corporation.

     In connection with the court-approved sale of the assets of the Debtor prior to confirmation of the Plan, and the allocation of the proceeds from such sale to the Holders of Claims as described above, the Reorganized Debtor has no assets and its liabilities consist of the Promissory Note for $50,000 described above.

Item 4. Change in Registrant's Certifying Accountant.

     Effective June 14, 1999, the Company retained Schiffman Hughes Brown, PC, CPA's, 790 Penllyn Pike, Suite 302, Blue Bell, Pennsylvania, 19422, to audit the Company's 1998 financial statements. Richard A. Eisner & Company, LLP, 575 Madison Avenue, New York, New York, 10022, audited the previous years' financial statements. The Company's management determined that an accounting firm located in close proximity to the Company's new location could perform the audit more efficiently.

Item 7. Financial Statements, Pro Forma Financial Information Exhibits

(c) Exhibits.

     2.1 First Modified Chapter 11 Plan of Reorganization (with attached Disclosure Statement and Supplemental Disclosure Statement)

     3.1 Certificate of Amendment, filed June 7, 1999, to the Amended and Restated Certificate of Incorporation

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MORO CORPORATION


                                            By: /s/ David W. Menard
                                                -------------------------------
Date: June 15, 1999                             David W. Menard
                                                President

                                  EXHIBIT INDEX


Number      Exhibit
------      -------

 2.1 First Modified Chapter 11 Plan of Reorganization (with attached Disclosure Statement and Supplemental Disclosure Statement)

 3.1 Certificate of Amendment, filed June 7, 1999, to the Amended and Restated Certificate of Incorporation